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                                                                   EXHIBIT 10.51

                    EXECUTIVE COMMITTEE EMPLOYMENT AGREEMENT

          THIS EXECUTIVE COMMITTEE EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of April 28, 2003 between Izak Bencuya (the "EXECUTIVE") and Fairchild Semiconductor Corporation, a Delaware corporation (the "COMPANY").

          For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:

PART 1-- TERM, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT (Sections 1-4, beginning on page 2)

                -    Salary

                -    EFIP Bonus

                -    Other Compensation

PART 2--   COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
           TERMINATION
           (Sections 5-6, beginning on page 4)

                -    Termination

PART 3-- COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL (Section 7, beginning on page 5)

                -    Change in Control

PART 4-- TRADE SECRETS, INTELLECTUAL PROPERTY, NON-COMPETITION, REMEDIES, SEVERABILITY, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE (Sections 8-14, beginning on page 7)

                -    Non-Compete

                -    Confidentiality

                -    Forfeiture in Case of Certain Events
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                                      TERMS

     For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

PART 1 TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT

SECTION 1. TERM OF EMPLOYMENT

(a) Term. Unless sooner terminated as provided in this Agreement, the term of this Agreement will begin on the effective date of this Agreement and will end on the fourth anniversary thereof (the "INITIAL TERM"). The term of this Agreement will be automatically extended for one or more successive one-year periods (each a "RENEWAL TERM") unless the Company or the Executive gives the other written notice of non-renewal at least 30 days before the end of the Initial Term or the applicable Renewal Term. The Initial Term and any Renewal Term are collectively referred to as the "Term."

(b) Termination or Resignation. Subject to the other terms of this Agreement, including those in Part 2, either the Company or the Executive may terminate the Executive's employment with the Company at any time and for any reason or no reason upon written notice to the other party.

SECTION 2. DUTIES AND SCOPE OF EMPLOYMENT

(a) Position. The Company will employ the Executive (or, if the Company is not the Executive's employer, the Company will cause its appropriate subsidiary to employ the Executive) during the Term in the position of Executive Vice President, Discrete Division, reporting to the Chief Operating Officer. The Executive will be given duties, responsibilities and authorities that are appropriate to this position.

(b) Obligations. During the Term, the Executive will devote the Executive's full business efforts and time to the business and affairs of the Company as needed to carry out his duties and responsibilities. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable, religious or other non-profit activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, provided that those activities do not interfere or conflict with the Executive's duties or responsibilities to the Company.

SECTION 3. BASE COMPENSATION

During the Term, the Company will pay the Executive, as compensation for services, a base salary at the annual rate of at least $300,000. Salary increases will be considered after the first anniversary of this Agreement, or sooner in the discretion of the Chief Executive Officer, on a basis consistent with Company policies.


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SECTION 4. OTHER COMPENSATION

(a) EFIP. During the Term the Executive will be enrolled in the Enhanced Fairchild Incentive Plan (EFIP), at a new targeted participation level of 60%. While bonuses under this program are never guaranteed, typically, if the company meets its EBITDA goals, participants receive 100% of the targeted payout. If the company exceeds those goals, participants can receive up to 200% of the targeted payout.

(b)  Retention Bonus.

          (i) Subject to clause (ii) below, if the Executive remains continuously employed by the Company in his present or any higher ranking position up to and including January 1, 2004, then the Company will pay the Executive a lump sum of $150,000 within 10 days after that date, if, in the judgment of the Company he has worked closely with the CEO on, and made a significant contribution to, development of a worldwide power products strategy. In addition, subject to clause (ii) below, if the Executive remains continuously employed by the Company in his present or any higher ranking position up to and including January 1, 2005, then the Company will pay the Executive a lump sum $150,000 within 10 days after that date. Each such payment will be net of withholding of all applicable taxes on wages and income assessed at the time of payment. Any additional wage or income taxes resulting from the Executive's receipt of such payments will be the sole responsibility of the Executive. The obligations of the Company under this Section 4(b) are subject to Section 6(a). Without limiting the Company's other rights or remedies in the event of the Executive's breach of any provision of this Agreement, the obligation of the Company to provide the payments described in this Section 4(b) shall cease if the Executive breaches any of the provisions of Sections 8 or 10.

          (ii) If the Executive terminates his employment with the Company before January 1, 2007 for any reason other than Good Reason, then the Executive will repay to the Company the full value of any amounts received from the Company under clause (i), including the value of any taxes paid by the Company in connection with such payments. Such repayment obligation shall be effective, and all amounts owing thereunder will be due and payable, as of the date of such termination, and the Company may provide for an offset to any payments owed by the Company or any subsidiary to the Executive if necessary to partially satisfy such repayment obligation.

(c) DSUs. In addition to any grants of options or other awards for which the Executive may be eligible under the Company's general stock plan, the Company will grant the Executive 10,000 deferred stock units, subject to the applicable Company plan governing such award and an award agreement under such plan not inconsistent with the terms of this paragraph. The grant date of this grant of deferred stock units will be the effective date of this Agreement. This grant will vest in 25% increments on the first four anniversaries of the grant date. The Executive will be solely responsible for any taxes associated with the receipt, vesting, or delivery of shares or cash under, this grant, and the Company will make appropriate withholdings from any distributions of shares or cash thereunder.


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(c)  Options. (i) The Company will grant the Executive options to purchase
     100,000 shares of the company's common stock, subject to the applicable Company plan governing such award and an award agreement under such plan not inconsistent with the terms of this paragraph. The grant date for this grant of options will be the effective date of this Agreement. This grant will vest in 25% increments on the first four anniversaries of the grant date, provided that any unvested options will vest in full on the second anniversary of the grant date if each of the following conditions is satisfied on or before such second anniversary: (1) the Executive has submitted a plan reasonably satisfactory to the Company regarding the development and succession planning of the Company's worldwide discrete business, (2) the Company's net trade revenues for its worldwide discrete business have grown each year according to the operating plans submitted by the Executive, unless factors beyond the reasonable control of the Executive have intervened, and (3) the Executive has submitted a plan reasonably satisfactory to the Company articulating a global power products strategy, with measurable strategies and goals. The Executive will be solely responsible for any taxes associated with the foregoing stock option grant.

          (ii) In addition, so long as he is employed by the Company, the Company will make annual grants to the Executive of options to purchase shares of common stock, subject to the applicable Company plan governing such award, covering a number of shares consistent with grants to other Executive Vice President-level recipients as recommended by independent compensation consultants and determined by the compensation committee of the Company's board of directors.

PART 2 COMPENSATION AND BENEFITS IN CASE OF TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

SECTION 5. TERMINATIONS AND RELATED DEFINITIONS

Part 2 of the Agreement, consisting of Sections 5 and 6, describes the benefits and compensation, if any, payable in case of certain terminations of employment.
Part 3 of the Agreement, consisting of Section 7, describes benefits and compensation, if any, payable in case of a Change in Control.

In this Agreement,

(a) "CAUSE" means (1) a willful failure by the Executive to substantially perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that is materially injurious to the Company, (3) a willful breach by the Executive of a material provision of this Agreement (including Sections 8 and 10) or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Company that is materially and demonstrably injurious to the Company, provided that no act, or failure to act, by the Executive shall be considered "willful" unless committed without


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     good faith and without a reasonable belief that the act or omission was in the Company's best interest; and

(b) "GOOD REASON" means any of the following: (1) a reduction in the Executive's base salary other than as part of a broader executive pay reduction, (2) a reduction in the Executive's incentive compensation (EFIP) target other than as part of a broader executive reduction, (3) a material change in the employment benefits available to the Executive, if such change does not similarly affect all employees of the Company eligible for such benefits, or (4) a material reduction in the Executive's duties, responsibilities or authority.

SECTION 6. TERMINATION BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

(a) Severance. If, during the Term, the Company terminates the Executive's employment for any reason other than Cause (including as a result of the Executive's death or disability), or if the Executive terminates his employment for Good Reason, then, provided the Executive (or his legal representative, if applicable) executes the release of claims described in
     Section 6(b), (i) the Company will pay the Executive, in a lump sum or, at the Company's option, in installments over 24 months following the effective date of such termination, an amount equal to two times the Executive's base salary in effect on such termination date (the Executive will be responsible for all taxes relating to such payments and the Company will make all required withholdings of all such taxes) and (ii) the Company will continue to make the payments specified in Section 4(b)(i), in accordance with the terms of that section, as if the Executive remained employed by the Company on the dates specified in that section.

(b) Release of Claims. As a condition to the receipt of the payments and benefits described in Section 6(a), the Executive (or his legal representative, if applicable) shall be required to execute a release of all claims arising out of the Executive's employment or the termination thereof, including any claim of discrimination under U.S. state or federal law or any non-U.S. law, but excluding claims for indemnification from the Company under any legal or contractual obligation of the Company, including but not limited to under any indemnification agreement with the Company, its certificate of incorporation or bylaws (or equivalent organizing instruments), or claims under applicable directors' and officers' insurance.

(c) Conditions to Receipt of Payments. Without limiting the Company's other rights or remedies in the event of the Executive's breach of any provision of this Agreement, the obligation of the Company to provide the payments described in this Section 6 shall cease if the Executive breaches any of the provisions of Section 8 or 10.

PART 3 COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL


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SECTION 7. CHANGE IN CONTROL

(a) Payment. In the event of a Change in Control, if the Executive's employment is terminated by the Company other than for Cause (including as a result of the Executive's death or disability), or by the Executive for Good Reason, in either case within the time period beginning six months before the Change in Control and ending 12 months after the Change in Control, then all cash payments under Section 6(a) and Section 4(b)(i) will be paid in a lump sum within 14 days after the date of such termination. Any obligation of the Company under this Section 7 will survive any termination of this Agreement.

(b) Definition. A "CHANGE IN CONTROL" means the happening of any of the following events (for purposes of this Section 7 only, the "COMPANY" means Fairchild Semiconductor International, Inc., a Delaware corporation, and its successors and assigns, and not any of its subsidiaries):

     (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (any of which, a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); excluding, however, the following: (A) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) Any acquisition by the Company, (C) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) Any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
          (ii) of Section 7(b)(3); or

     (2) A change in the composition of the board of directors of the Company (the "BOARD") such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person


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          other than the Board shall not be so considered as a member of the
          Incumbent Board; or

     (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("CORPORATE TRANSACTION"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

PART 4 TRADE SECRETS, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE

SECTION 8. CONFIDENTIAL INFORMATION

(a) Acknowledgement. The Company and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with the Company and will come into possession of Confidential Information (as defined below) that is (1) owned or controlled by the Company, (2) in the possession of the Company and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Executive. "CONFIDENTIAL INFORMATION" means trade secrets and other confidential or proprietary business,


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     technical, personnel or financial information, whether or not the
     Executive's work product, in written, graphic, oral or other tangible or intangible forms, including specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any Confidential Information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Company advises the Executive otherwise in writing.

(b) Nondisclosure. The Executive agrees that the Executive will not, without the prior written consent of the Company, directly or indirectly, use or disclose Confidential Information to any person, during or after the Executive's employment, except as may be necessary in the ordinary course of performing the Executive's duties under this Agreement. The Executive will keep the Confidential Information in strictest confidence and trust. This Section 8(b) shall apply indefinitely, both during and after the Term.

(c) Surrender Upon Termination. The Executive agrees that in the event of the termination of the Executive's employment for any reason, whether before or after the Term, the Executive will immediately deliver to the Company all property belonging to the Company, including documents and materials of any nature pertaining to the Executive's work with the Company, and will not take with the Executive any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Executive is free to use information that is in the public domain, but not as a result of a breach of this Agreement.

(d) Forfeiture in Certain Events. The Company may, in its sole discretion, in the event of any termination of employment of the Executive for Cause, (A) cancel any outstanding award of stock options, restricted stock, deferred stock units or other award granted to the Executive under this Agreement (an "AWARD"), in whole or in part, whether or not vested or deferred, or
     (B) following the exercise or payment of an Award, within a period of time specified by the Company, require the Executive to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Company, which may provide for an offset to any future payments owed by the Company or any subsidiary to the Executive if necessary to satisfy the repayment obligation. This Section 8(d) shall apply during and following the Term of this Agreement, but shall have no application following a Change in Control.

SECTION 9. ASSIGNMENT OF RIGHTS OF INTELLECTUAL PROPERTY

The Executive will promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the


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Company) the Executive's full right, title and interest in and to all
Intellectual Property. The Executive will execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company and its affiliates to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. "INTELLECTUAL PROPERTY" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal businesses hours or on or off Company premises) during the Executive's employment that relate to any business, venture or activity being conducted or proposed to be conducted by the Company or its subsidiaries at any time during the term of the Executive's employment with the Company.

SECTION 10. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE

(a) Acknowledgments. The Executive agrees that he is being employed under this Agreement in a key management capacity with the Company, that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company and its affiliates as provided in this Agreement so as to protect and preserve their legitimate business interests and goodwill.

(b)  Agreement Not to Solicit.

     (1) During the Non-Solicitation Period (defined below), the Executive will not, directly or indirectly, through any other entity, hire or attempt to hire any employee of the Company or any of its affiliates. During the Non-Solicitation Period, the Executive will not call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates any of their customers or suppliers or potential customers or suppliers of whose names the Executive is aware or becomes aware of during the term of the Executive's employment.

     (2) The "NON-SOLICITATION PERIOD" means the period during which the Executive is employed by the Company and the following 12 months.

SECTION 11. REMEDIES

It is specifically understood and agreed that any breach of the provisions of
Section 8 or 10 of this Agreement would likely result in irreparable injury to the Company and that the remedy at law alone would be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to obtain both temporary and permanent injunctive relief without the necessity of proving actual damages.


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SECTION 12. SEVERABLE PROVISIONS

The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration of scope thereof, the parties hereby agree that such court, in making such determination, shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and that this Agreement in its reduced form shall be valid and enforceable to the fullest extent permitted by law.

SECTION 13. SUCCESSORS

(a) Company's Successors. The Company will require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which the Executive would have been entitled under this Agreement if the Company had terminated the Executive's employment for any reason other than Cause, on the date when such succession becomes effective. For all purposes under this Agreement, except as otherwise provided in this Agreement, the term "Company" shall include any successor to the Company's business or assets that executes and delivers the assumption agreement described in this
     Section 13(a), or that becomes bound by this Agreement by operation of law.

(b) Executive's Successors. This Agreement and all rights of the Executive under this Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 14. GENERAL PROVISIONS

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement; Interpretation. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. In addition, the Executive hereby acknowledges and agrees that


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     this Agreement supersedes in its entirety any employment agreement between the Executive and the Company in effect immediately prior to the effective date of this Agreement. As of the effective date of this Agreement, such employment agreement shall terminate without any further obligation by either party thereto, and the Executive hereby relinquishes any further rights that the Executive may have had under such prior employment agreement. The reference table on the first page and the headings in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The word "or" is used in its non-exclusive sense. Unless otherwise stated, the word "including" should be read to mean "including without limitation" and does not limit the preceding words or terms. All references to "Sections" or other provisions in this Agreement are to the corresponding Sections or provisions in this Agreement. All words in this Agreement will be construed to be of such gender or number as the circumstances require.

(c) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, mailed by U.S. registered or certified mail, return receipt requested, or sent by a documented overnight courier service. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address maintained in the Company's records. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

(d) Setoff. The Company may set off against any payments owed to the Executive under this Agreement any debt or obligation of the Executive owed to the Company.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maine, irrespective of Maine's choice-of-law principles.

(f) Arbitration. Except as otherwise provided with respect to the enforcement of Sections 8 and 10, any dispute or controversy arising out of the Executive's employment or the termination thereof, including any claim of discrimination under U.S. (state or federal) or non-U.S. law, shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

(g) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 14(g) shall be void.

(h) Limitation of Remedies. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, including under the severance policies of the Company or any subsidiary.


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(i)  Taxes.  All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes, provided that any payment amounts described herein as being net of such taxes shall be paid accordingly.

(j) Discharge of Responsibility. The payments under this Agreement, when made in accordance with the terms of this Agreement, shall fully discharge all responsibilities of the Company to the Executive that existed at the time of termination of the Executive's employment other than (1) any legal or contractual indemnification obligation of the Company, including but not limited to obligations under any indemnification agreement with the Company, its certificate of incorporation or bylaws, or claims under applicable directors' and officers' insurance, and (2) any payment or reimbursement obligations under Company policies or benefit plans (except that payments under Section 6(a) will be in lieu of, and will discharge, any payment obligations under applicable Company severance plans).


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
     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written. The Executive has consulted, or has had the opportunity to consult, with counsel (who is other than the Company's counsel) prior to execution of this Agreement.

                                        EXECUTIVE


                                        /s/ Izak Bencuya
                                        ----------------------------------------
                                        Izak Bencuya


                                        FAIRCHILD SEMICONDUCTOR CORPORATION


                                        By /s/ Kirk P. Pond
                                           -------------------------------------
                                        Its
                                            ------------------------------------


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